Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

COSKATA, INC.

AMENDED AND RESTATED BY-LAWS

OF

COSKATA, INC.

OUTLINE

i

ii

AMENDED AND RESTATED BY-LAWS

OF

COSKATA, INC.

ARTICLE I

FISCAL YEAR

The fiscal year of COSKATA, INC. (the “Corporation”) shall be the twelve months ending on the last day of December.

ARTICLE II

STOCKHOLDERS

Section 1.     Annual Meeting.

The annual meeting of stockholders shall be held within six (6) months of the end of the Corporation’s fiscal year at the hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2.     Special Meetings.

Special meetings of the stockholders may be called by the President, or by a majority of the Directors acting by vote or by written instrument(s) signed by such a majority of them. Special meetings of the stockholders shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least ten percent (10%) interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No calling of a special meeting of the stockholders is required if such notice of the meeting has been waived in writing by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.

Section 3.     Place of Meetings.

All meetings of stockholders shall be held at the principal office of the Corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

Section 4.     Notices.

Notice of all meetings of stockholders shall be given as follows: A written notice, stating the place, day and hour, shall be given by the Secretary or an Assistant Secretary or the person(s) calling the meeting, at least ten (10) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by delivering by overnight courier or mailing it, delivery or postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the Corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a waiver of notice in writing, executed before or after the meeting by the stockholder or his attorney, is filed with the records of the meeting.

It shall be the responsibility of each stockholder to notify the Corporation of the post office address to which that stockholder wishes all communications by the Corporation addressed and delivered.

Section 5.     Quorum.

At any meeting of stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing more than fifty percent (50%) of the shares of the Corporation then outstanding and entitled to vote. Any meeting may be adjourned from time to time by majority vote properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 6.     Voting and Proxies.

Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Secretary or other person responsible for recording the proceedings before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting, but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. The burden of proving invalidity shall rest on the challenger.

Section 7.     Action at Meeting.

When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the stockholders holding a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Organization or these By-laws. No ballot shall be required for the election of directors unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 8.     Special Action.

Any action to be taken by stockholders may be taken without a meeting if stockholders holding a majority of the shares entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 9.     Participation by Telephone.

Any stockholder may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting for all purposes, including without limitation, for purposes of Sections 5 to 8 of this Article.

Section 10.     Record Date.

The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof , the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

ARTICLE III

DIRECTORS

Section 1.     Powers.

The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the stockholders by law, by the Articles of Organization, or by these By-laws.

Section 2.     Election.

A Board of Directors of such number, not less than three (except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock the number of directors shall be not less than one), nor more than fifteen, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting.

Section 3.     Vacancies.

Any vacancy at any time existing in the Board may be filled by the Board at any meeting. The stockholders having voting power may, at a special meeting called at least in part for the purpose, choose a successor to a Director whose office is vacant, and the person so chosen shall displace any successor chosen by the Directors. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 4.     Enlargement of the Board.

The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of all of the Directors then in office. The stockholders may, by majority vote, overrule any such increase approved by the Directors.

Section 5.     Tenure.

Except as otherwise provided by law, by the Articles of Organization, or by these By-laws, a Director shall hold office until the earlier of his resignation, death, or removal. Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6.     Removal.

A Director may be removed from office (a) with or without cause by vote of stockholders holding a majority of the shares entitled to vote in the election of Directors or (b) for cause by vote of two-thirds of the Directors then in office other than the Director subject to removal. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 7.     Annual Meeting.

Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, if a quorum of the Directors elected at such meeting are present, there shall be a meeting of the Directors without notice. If such a quorum of the Directors elected thereat were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the calling of special meetings of Directors.

Section 8.     Regular Meetings.

Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board. No notice need be given of regular meetings held at times and places so fixed. If at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has been notified of the change in writing by the Secretary on seven (7) days notice.

Section 9.     Special Meetings.

Special meetings of the Directors may be called by the President or by the Treasurer or by any Director and shall be held at the place designated in the call thereof.

Section 10.     Notice of Special Meetings.

Notices of any special meeting of the Directors shall be given by the Secretary or any Assistant Secretary to each Director, by delivering to him, postage or delivery charges prepaid, and addressed to him at his address, electronic mail address, or facsimile number as registered on the books of the Corporation at least forty-eight hours before the meeting, notice of such meeting. Such delivery may be made by hand, overnight courier, facsimile, electronic mail, or by regular mail, but if made by the latter shall not be effective unless placed in the mail at least five (5) days before the date of the meeting. If the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of Secretary is vacant or the Secretary is absent from the State of Delaware, or incapacitated, such notice may be given by the officer or Directors calling the meeting. Notice need not be given to any Director if a waiver of notice in writing, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who is present in person at the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

It shall be the responsibility of each director to notify the Corporation of the post office address to which that director wishes all communications by the Corporation addressed and delivered.

Section 11.     Quorum.

At any meeting of the Directors a majority of the Directors shall constitute a quorum for the transaction of business.

Section 12.     Action at Meeting.

At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these Bylaws.

Section 13.     Participation by Telephone at a Meeting.

Any Director or member of any committee designated by the Directors may participate in a meeting of the Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting for all purposes, including without limitation, for purposes of Sections 10, 11, 12 and 15 of this Article.

Section 14.     Special Action.

Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 15.     Committees.

The Directors may, by vote of a majority of the number of Directors present and voting, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization, or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

Section 16.     Chairman.

The Directors may elect from their number a Chairman of the Board who shall preside at all meetings of the Board of Directors and may have such additional powers and responsibilities, executive or otherwise, as may from time to time be vested in him by resolution of the Board of Directors.

ARTICLE IV

OFFICERS

Section 1.     Enumeration.

The officers of the Corporation shall be a President, a Treasurer, a Secretary, and such Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other officers as may from time to time be determined by the Directors.

Section 2.     Election.

The President, Treasurer, and Secretary shall be elected by the incorporator(s) at their initial meeting and thereafter shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the incorporator(s) at their initial meeting and by the Directors.

Section 3.     Qualification.

Any officer may, but need not be, a Director or a stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

Section 4.     Tenure.

Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the officers shall hold office until the earlier of his resignation, death, or replacement, or the expiration of his term. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5.     Removal.

The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

Section 6.     President.

The President when present shall preside at all meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the Corporation for such year and a statement of its affairs and shall from time to time report to the Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 7.     Vice Presidents.

In the absence or disability of the President or a vacancy in such office, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 8.     Treasurer.

The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Directors or, in the absence of such designation, in such depositories as he shall from time to time deem proper. He shall disburse the funds of the Corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 9.     Assistant Treasurers.

In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 10.     Secretary (Secretary/Clerk).

The Secretary shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Clerk or Assistant Clerk, the Secretary may be referred to as Clerk and shall record as aforesaid all votes and proceedings of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 11.     Assistant Secretaries.

In the absence or disability of the Secretary or in the event of a vacancy in such office, the Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as these By-laws may provide or as the Directors may from time to time designate. A Temporary Secretary designated by the person presiding shall perform the duties of the Secretary in the absence of the Secretary and Assistant Secretaries from any meeting of stockholders or Directors.

Section 12.     Clerk and Assistant Clerks.

If a Clerk is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise the Secretary/Clerk, or, in his absence, a Temporary Secretary/Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

ARTICLE V

PROVISIONS RELATING TO CAPITAL STOCK

Section 1.     Certificates of Stock.

Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by (a) the President, a Vice President, or the Chief Executive Officer and (b) by the Treasurer or an

Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other then a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 2.     Transfer of Stock.

The stock of the Corporation shall be transferable, so as to affect the rights of the Corporation, only by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

Section 3.     Equitable Interests Not Recognized.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 4.     Lost or Destroyed Certificates.

The Directors of the Corporation may, subject to Delaware Corporation Law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

ARTICLE VI

STOCK IN OTHER CORPORATIONS

The President or Treasurer, and such other officer or officers as the Directors may designate, may exercise on behalf of the Corporation all rights possessed by the Corporation in respect of the securities or similar interests issued by any other entity and held by the Corporation, and, in connection therewith, may vote those securities or interests, waive notice of meetings, file consents to actions taken, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at any meeting of shareholders of such other entity.

ARTICLE VII

INSPECTION OF RECORDS

Books, accounts, documents and records of the Corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation, or at an office of its transfer agent or of the Secretary or of its registered agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for any purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

ARTICLE VIII

CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS

Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officer or officers or person or persons authorized by the Directors to sign the same.

ARTICLE IX

SEAL

The seal of the Corporation shall be circular in form, bearing its name, the word “Delaware”, and the year of its incorporation. The Secretary or any Assistant Secretary may affix the seal (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

ARTICLE X

AMENDMENTS

These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. The Directors may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

ARTICLE XI

TRANSACTIONS WITH RELATED PARTIES

The Corporation may enter into contracts or transact business with one or more of its Directors, officers, or stockholders or with any corporation, association, trust company, organization or other concern in which anyone or more of its Directors, officers or stockholders are directors, officers, trustees, shareholders, beneficiaries or stockholders or otherwise interested and other contracts or transactions in which anyone or more of its Directors, officers or stockholders is in any way interested; and in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such Directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of Directors, officers or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction. At any meeting of the Board of Directors of the Corporation (or any duly authorized committee thereof ) which shall authorize or ratify any such contract or transaction, any such Director or Directors, may vote or act thereat with like force and effect as if he had not such interest, provided, in such case the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the Directors or a majority thereof. A general notice that a Director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to such Director or officer with respect to all contracts and transactions with such corporation or other concern. No Director shall be disqualified from holding office as Director or officer of the Corporation by reason of any such adverse interests. In the absence of fraud, no Director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer or stockholder be accountable for any gains or profits realized thereon.

ARTICLE XII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

The Corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the Corporation in the manner prescribed by the Articles of Organization, as amended and restated from time to time, of the Corporation.

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CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED BYLAWS

OF

COSKATA, INC.

The undersigned, being the duly acting and appointed Secretary of Coskata, Inc., a Delaware corporation (the “Company”), hereby certifies that on November 18, 2010, the Board of Directors of the Company amended Article V, Section 1 of the Bylaws of the Company, entitled “Certificates of Stock,” to read as follows:

“Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by (a) the President, a Vice President, or the Chief Executive Officer and (b) by the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other then a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge.”

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

Dated: November 18, 2010	/s/ John Tolomei
John Tolomei, Secretary